Exhibit 99.1

AVANTAIR, INC. REPORTS FISCAL 2012 THIRD QUARTER

FINANCIAL RESULTS

Quarterly Revenue Increases 9.9% to $40.1 Million from Year-Ago Period

CLEARWATER, Fla. – May 10, 2012 — Avantair, Inc. (OTCBB: AAIR), the industry leader of fractional aircraft ownership in the light jet cabin category and the only publicly traded stand-alone private aircraft operator, today announced financial results for its fiscal 2012 third quarter and nine-month periods which ended March 31, 2012.

Third Quarter Fiscal 2012 Performance:

•	Total revenue grew 9.9% to $40.1 million compared to $36.5 million in the fiscal 2011 third quarter.

•	Total number of revenue-generating flight hours flown increased by 6.1% to 11,237, compared with 10,594 hours flown in fiscal 2011 third quarter.

•

Non-GAAP Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation, employee termination and other costs, gain on sale of asset, and gain on debt extinguishment) increased by 81% to $1.7 million, compared to $940,000 in the third quarter of fiscal 2011.

•

Net loss attributable to common stockholders was ($1.1) million, or ($.04) per share, based on 26.5 million weighted average shares outstanding, and included $883,000 related to employee termination and other costs, and a $624,000 gain on the sale of an asset. This compared with a net loss attributable to common stockholders of ($1.3) million, or ($0.05) per share, based on 26.4 million weighted average shares outstanding in the third quarter of fiscal 2011.

•	Cash and cash equivalents were $7.1 million as of March 31, 2012 compared to $5.6 million as of June 30, 2011.

Year-to-Date Fiscal 2012 Performance:

•	Total revenue for the nine months ended March 31, 2012 grew 7.1% to $116.6 million compared to $108.9 million for the nine months ended March 31, 2011.

•	Total number of revenue-generating flight hours flown increased by 6.1% to 34,056, compared with 32,096 hours flown in the year-ago period.

•	Non-GAAP Adjusted EBITDA increased by 218% to $3.3 million, compared to ($2.8) million in the same nine month period one year ago.

•

Net loss attributable to common stockholders was ($4.4) million, or ($.17) per share, based on 26.5 million weighted average shares outstanding. The year-to-date net loss included $883,000 related to employee termination and other costs, $439,000 related to a gain on debt extinguishment and $624,000 related to a gain on the sale of an asset. This compared to a net loss attributable to common stockholders of ($10.9) million, or ($0.41) per share, based on 26.4 million weighted average shares outstanding in the same nine month period one year ago.

Steven Santo, Chief Executive Officer of Avantair said, “Though these results are better than one year ago and our prior quarter, we are not satisfied and will continue to focus on taking appropriate actions to achieve sustainable and growing profitability. During our recent quarter, we undertook a series of actions in the sales and finance areas of our business, which we believe will improve our operating results.”

Conference Call

Chief Executive Officer Steven Santo and Executive Vice President and Chief Financial Officer Stephen Wagman will hold a conference call with the financial community today, Thursday, May 10, 2012 at 5 PM ET to review the Company’s financial results and provide an update on business developments.

Interested parties may participate in the conference call by dialing: 1 (888) 895-5271 U.S. Toll Free and 1 (847) 619-6547 U.S. Toll. For international callers: 1 (847) 619-6547 Toll. When prompted, give Confirmation Number: 32341639 or ask for “Avantair’s Fiscal 2012 Third Quarter Earnings Conference Call.” The live conference call will also be webcast on the Company’s website at www.avantair.com under the Investors section.

A telephonic replay of the conference call may be accessed approximately two hours after the call through May 24, 2012, by dialing 1 (888) 843-7419 US Toll Free or 1 (630) 652-3042 US Toll. For international callers: 1 (630) 652-3042 Toll. When prompted key in the Passcode: 32341639#.

Use of Non-GAAP Measure of Performance

The following table reflects the reconciliation of net loss, prepared in conformity with GAAP to the non-GAAP financial measure of Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

Net Loss	$(730,138)	$(956,567)	$(3,304,667)	$(9,837,240)
Add:
Depreciation and amortization	990,293	794,941	2,953,254	3,313,297
Interest expense	1,080,255	1,034,484	3,376,711	3,501,015
Stock-based compensation	178,876	82,447	533,531	272,327
Employee termination and other costs	883,331	—	883,331	—
Subtract:
Interest and other income	(33,002)	(15,763)	(113,478)	(49,916)
Gain on sale of asset	(624,179)	—	(624,179)	—
Gain on debt extinguishment	—	—	(438,621)	—

Adjusted EBITDA	$1,745,436	$939,542	$3,265,882	$(2,800,517)

The Company believes that the non-GAAP financial measure of Adjusted EBITDA is useful to investors as it excludes other income and expense items that do not directly reflect the underlying performance of the Company’s business operations. This measure is a supplement to accounting principles generally accepted in the U.S. used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the Company’s non-GAAP measure may not be comparable to non-GAAP measures of other companies.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions. Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. In addition to factors previously disclosed in Avantair’s filings with the Securities and Exchange Commission (“SEC”) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of accounting principles, generally accepted in the U.S., changes in market acceptance of the company’s products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks. Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

About Avantair

Avantair, the sole North American provider of fractional shares, leases and flight time cards in the Piaggio Avanti aircraft, and the only publicly traded stand-alone private aircraft operator, is headquartered in Clearwater, FL, with more than 500 employees. The Company offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental U.S., parts of Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership. The Company currently manages a fleet of 57 aircraft. For more information about Avantair, please visit: www.avantair.com.

Company Contacts:

Avantair, Inc.

Stephen Wagman, EVP and CFO

727-538-7909

swagman@avantair.com

AVANTAIR, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

ASSETS

	March 31,	June 30,
	2012	2011
	(Unaudited)
Current Assets
Cash and cash equivalents	$7,145,852	$5,643,305
Accounts receivable, net of allowance for doubtful accounts of $790,776 and $231,357, respectively	11,111,690	12,202,020
Inventory	386,686	442,634
Current portion of aircraft costs related to fractional share sales	11,709,364	20,770,142
Prepaid expenses and other current assets	7,113,573	7,012,555

Total current assets	37,467,165	46,070,656

Long-Term Assets
Aircraft costs related to fractional share sales, net of current portion	2,890,723	9,913,793
Property and equipment, at cost, net of accumulated depreciation and amortization of $22,026,824 and $21,235,649 respectively	38,473,434	36,733,929
Cash - restricted	2,225,410	2,361,851
Deposits on aircraft	7,187,253	9,500,988
Deferred maintenance on aircraft engines	369,610	266,087
Goodwill	1,141,159	1,141,159
Other assets	9,111,253	4,950,035

Total long-term assets	61,398,842	64,867,842

Total assets	$98,866,007	$110,938,498

AVANTAIR, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

LIABILITIES AND STOCKHOLDERS’ DEFICIT

	March 31,	June 30,
	2012	2011
	(Unaudited)
Current Liabilities
Accounts payable	$9,156,434	$5,908,979
Accrued liabilities	11,909,195	6,181,807
Customer deposits	3,424,258	2,082,160
Short-term debt	12,000,000	13,000,000
Current portion of long-term debt	5,403,857	7,856,117
Current portion of deferred revenue related to fractional aircraft share sales	13,353,125	23,550,037
Unearned management fee, flight hour card and club membership revenue	51,648,155	51,437,316

Total current liabilities	106,895,024	110,016,416

Long-Term Liabilities
Long-term debt, net of current portion	12,398,853	8,198,326
Deferred revenue related to fractional aircraft share sales, net of current portion	9,698,343	18,014,232
Unearned club membership revenue, net of current portion	377,161	1,353,618
Other liabilities	2,635,076	2,658,945

Total long-term liabilities	25,109,433	30,225,121

Total liabilities	132,004,457	140,241,537

COMMITMENTS AND CONTINGENCIES

Series A convertible preferred stock, $.0001 par value, authorized 300,000 shares; 152,000 shares issued and outstanding	14,776,356	14,708,088

STOCKHOLDERS’ DEFICIT
Preferred stock, $.0001 par value, authorized 700,000 shares; none issued	—	—
Common stock, Class A, $.0001 par value, 75,000,000 shares authorized, 26,489,603 and 26,418,246 shares issued and outstanding, respectively	2,650	2,642
Additional paid-in capital	57,662,128	57,212,099
Accumulated deficit	(105,579,584)	(101,225,868)

Total stockholders’ deficit	(47,914,806)	(44,011,127)

Total liabilities and stockholders’ deficit	$98,866,007	$110,938,498

AVANTAIR, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

Revenue
Fractional aircraft shares sold and lease revenue	$8,879,476	$7,729,333	$23,548,667	$25,705,734
Management and maintenance fees	21,354,850	18,713,993	62,621,620	55,946,175
Flight hour card and club membership revenue	7,757,594	8,029,167	25,520,225	21,443,660
Other revenue	2,063,298	2,016,100	4,953,385	5,759,678

Total revenue	40,055,218	36,488,593	116,643,897	108,855,247

Operating expenses
Cost of fractional aircraft shares sold	7,133,247	6,618,110	19,403,825	22,255,800
Cost of flight operations	17,607,526	16,328,921	52,349,977	51,671,193
Cost of fuel	4,550,333	4,112,436	14,220,687	12,648,324
General and administrative expenses	7,831,064	7,244,888	23,119,515	20,799,106
Selling expenses	1,366,488	1,327,143	4,817,542	4,553,668
Depreciation and amortization	990,293	794,941	2,953,254	3,313,297
Employee termination and other costs	883,331	—	883,331	—
Gain on debt extinguishment	—	—	(438,621)	—
Gain on sale of asset	(624,179)	—	(624,179)	—

Total operating expenses	39,738,103	36,426,439	116,685,331	115,241,388

Income (loss) from operations	317,115	62,154	(41,434)	(6,386,141)

Other income (expenses)
Interest and other income	33,002	15,763	113,478	49,916
Interest expense	(1,080,255)	(1,034,484)	(3,376,711)	(3,501,015)

Total other expenses	(1,047,253)	(1,018,721)	(3,263,233)	(3,451,099)

Net loss	(730,138)	(956,567)	(3,304,667)	(9,837,240)

Preferred stock dividend and accretion of expenses	(372,311)	(364,326)	(1,117,318)	(1,109,054)

Net loss attributable to common stockholders	$(1,102,449)	$(1,320,893)	$(4,421,985)	$(10,946,294)

Loss per common share:
Basic and diluted	$(0.04)	$(0.05)	$(0.17)	$(0.41)

Weighted-average common shares outstanding:
Basic and diluted	26,489,424	26,406,574	26,454,261	26,380,798